EXHIBIT 24

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of James B. Morgan and William R. Retterath, with full power to each act without the other, as his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Annual Report on Form 10-K of Daktronics, Inc. (the “Company”) for the Company's fiscal year ended April 28, 2012, and any or all amendments to said Annual Report, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and to file the same with such other authorities as necessary, granting unto each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, this Power of Attorney has been signed by the following persons on the dates indicated below their names.

Signature	Title	Date

By /s/ Byron J. Anderson	Director	June 13, 2012
Byron J. Anderson

By /s/ Robert G. Dutcher	Director	June 13, 2012
Robert G. Dutcher

By /s/ Nancy D. Frame	Director	June 13, 2012
Nancy D. Frame

By /s/ Aelred J. Kurtenbach	Director	June 13, 2012
Aelred J. Kurtenbach

By /s/ Frank J. Kurtenbach	Director	June 13, 2012
Frank J. Kurtenbach

By /s/ James B. Morgan	Director	June 13, 2012
James B. Morgan

By /s/ John L. Mulligan	Director	June 13, 2012
John L. Mulligan

By /s/ Bruce W. Tobin	Director	June 13, 2012
Bruce W. Tobin

By /s/ James A. Vellenga	Director	June 13, 2012
James A. Vellenga